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                                                                   Exhibit 10.62

               (English Translation of Original Spanish Document)

IN EJIDO (COMUNAL SYSTEM) LAGUNA DEL MANTE, MUNICIPIO DE VALLES, SAN LUIS POTOSI, AT 10:00 HOURS ON DECEMBER SIXTH OF THE YEAR TWO THOUSAND ONE, BEFORE THE WITNESSES WHOSE NAMES ARE PROVIDED AT THE END OF THIS DOCUMENT, APPEAR:

As LESSOR:
Ejido "LAGUNA DEL MANTE", Municipio de Ciudad Valles, Estado de San Luis Potosi, represented by DELFINO CEDILLO RUIZ, SANTOS GOMEZ HERNANDEZ, ADRIAN CASTILLO VILLALON, AURELIO GONZALEZ MARTINEZ, EVARISTO GARCES MARTINEZ, JUAN HERNANDEZ GARCIA, as Chairman, Secretary and Treasurer of the Ejido Commissariat, and Chairman and Secretaries of the Auditing Committee respectively,

And as LESSEE:
"GRUPO INDUSTRIAL SANTA ENGRACIA", S.A. DE C.V., represented by the Chairman of the Board of Directors, JOSE MARIA MARTINEZ BROHEZ, with legal domicile at Kilometro 12 Carretera Cd. Victoria-Monterrey, and who is in transit through this location.

THE APPEARING PARTIES ARE PERSONALLY KNOWN BY THE WITNESSES PRESENT AT THIS ACT, WHO DEEM THEY ENJOY SUFFICIENT LEGAL CAPACITY TO CONTRACT AND TO BIND THEMSELVES, AND STATED: THAT THEY COME TO EXECUTE A LEASE AGREEMENT WHEREBY USUFRUCT IS GRANTED OF AN AREA OF COMMON USE LOCATED IN THIS EJIDO, WHICH THEY BIND PURSUANT TO THE FOLLOWING REPRESENTATIONS AND CLAUSES:

                                 REPRESENTATIONS

I.- BY THE LESSOR:

a) Legal Existence.- That it is an Ejido legally established under presidential resolution of August 20, 1973, published in the Federal Official Gazette on November 26th of the same year, and fully executed on January 24, 1974, with a total area of 45,040-00-00 hectares.

b) Legal Capacity.- The Ejido Representatives prove their legal capacity with the minutes of the General Meeting by Ejido Members held July 14, 2001 that elected them, minutes that were registered in the National Agrarian Registry under folio 24RA0000802; aforementioned document is attached hereto in the form of a certified copy.

c) That the Ejido has an area of 2,100-54-55.78 hectares (TWO THOUSAND ONE HUNDRED HECTARES, FIFTY-FOUR ARES, FIFTY-FIVE POINT SEVENTY-EIGHT CENTIARES) of land of common use that are subject to this Lease Agreement; and that such area receives irrigation from the "La Lajilla" Dam under Title of Concession number 09SLP109942/26ABGE99 issued by the National Water Commission on December 30, 1999 for a total volume of 28,000,000.00 cubic meters a year, for agricultural use, Concession with a 10-year duration following the date when issued. That in the City of Mexico, Federal District, on January 10, 2000, entry was made under first in matriculation of the above-mentioned Title of Concession comprised of five pages, in the Registry Book of the State of San Luis Potosi under registration number 09SLP102041, folio 1, volume B-R09, page 28.

d) That on March 27, 2001, the General Meeting by the Ejido Members authorized conveyance of 14,000,000.00 (FOURTEEN MILLION CUBIC METERS) of water per year to Grupo Industrial Santa Engracia, S.A. de C.V. for a production project, that consists in establishing and exploiting an orchard of

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Italian Lime and other citric fruits in the area subject matter of this
Instrument, where aforementioned Company would be in charge of handling the corresponding formalities before the National Water Commission according to the applicable legislation.

e) That procedures to contribute the area mentioned in paragraph c) are currently underway, according to Article 23 Item IX, 75 and 125 to 133 of the Agrarian Law in effect, of the Ejido that correspond to the LESSEE, and that the moment aforementioned contribution is made this Agreement shall be automatically rescinded.

f) That early in the year nineteen hundred and ninety-eight, the Ejido authorized the LESSEE to take possession of the area subject matter of this Agreement in order to develop a project that consisted in planting Italian Lime Trees.

g) That general meetings by the Ejido Members held November 11 and 25, 2001 authorized the execution of this Agreement under the conditions set forth in the respective minutes, and its subscription through the legal representatives of the Ejido. Certified copy of aforementioned minutes is annexed hereto.

h) And that the area subject matter of this Lease Agreement is free of any lien and liability, and up to date in respect to Ejido obligations.

II.- BY THE LESSEE.

a) JOSE MARIA MARTINEZ BROHEZ proves the legal capacity of the Company which he represents with first Notarial copy of public deed number nine hundred fifty-three dated August second nineteen hundred and eighty-eight, granted and attested before Blanca Amalia Cano de Bello, ascribed to Notary Public Office Number One Hundred Eighty-Seven, in exercise in the First Judicial District, with residence in Ciudad Victoria, Tamaulipas, document that was entered in the Public Registry of Commerce, Commerce Section, under number 65, book 57, dated August 29, 1988.

b) Legal Capacity. With first Notarial copy of deed four thousand one hundred forty, volume one hundred one of the protocol of public instruments kept by Guadalupe Soledad Alvarez Berlanga, ascribed to Notary Public Office Number 220, in exercise in the First Judicial District of the State of Tamaulipas, with residence in Ciudad Victoria, dated August first of two thousand one, document that was duly entered in the Public Registry of Commerce of the State under the following data: Commerce Section, Number 287, Volume 4-006, Book ONE, dated August 22, 2001, whereof the following essential part is transcribed: "... granted to JOSE MARIA MARTINEZ BROHEZ and MANUEL GUADALUPE MARTINEZ ARTEAGA with "A" signatures... and the following powers of attorney: 1.- GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS.- In order to represent the Company with all general authority, and inclusive, special authority that according to the Law requires a special clause, without any limitation whatsoever according to Articles 2554 (two thousand five hundred fifty-four), paragraph one and 2587 (two thousand five hundred eighty-seven) of the Civil Code of the Federal District for local matters, applicable to the entire Republic for federal matters, and correlated articles 1890 (one thousand eight hundred ninety) and 1922 (one thousand nine hundred twenty-two) of the Civil Code of the State of Tamaulipas and of the other states of the Mexican Republic. Consequently, as an example, but not limited thereto, the Attorneys in Fact are authorized to represent the Company before individuals, corporations and all kind of authorities of any forum, whether they are Judicial (Civil or Criminal), Administrative or Labor Authorities, Federal as Local, throughout the entire Mexican Republic and Abroad, at court or outside court; file all kind of Civil, Criminal or Labor proceedings, including the Direct or Indirect "Amparo" Proceeding (private rights enforcement remedy), and follow these through all instances and abandon them; file motions for explanation of sentence, revocation, appeals and any other; consent to those which are favorable and request revocation if otherwise ruled, answer claims filed against the Company; formulate and file charges, complains or accusations, and assist the Government Attorney Representative in criminal proceedings, able to present the Company as a civil party in those proceedings and grant pardon when it consider worthy; recognize signatures in documents and argue against false signatures presented by the counterpart; present witnesses, attend the presentation of those of the counterpart, interrogate them and

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counter-question them, present and answer interrogatories, reach settlements and compromise in arbitration, and object against Magistrates, Judges and other judicial, administrative officers, without a reason, with a reason, or under legal affirmation, and appoint experts.- 2.- GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION.- With all general authority and special authority that according to the Law requires a special clause, according to paragraph two of
Article 2554 (two thousand five hundred fifty-four) of the Civil Code of the Federal District in local matters, applicable to the entire Republic in federal matters, and the correlated articles, article 1890 (one thousand eight hundred ninety) of the Civil Code of the State of Tamaulipas and of the other states of the Mexican Republic.

An "A" or "B" signature shall be required too exercise the GENERAL POWERS OF ATTORNEY FOR LAWSUITS AND COLLECTIONS AND ACTS OF ADMINISTRATION referred to in the above items. Under the same conditions and only for the same purposes, the above-mentioned powers of attorney may be substituted as provided in Article two thousand five hundred seventy-two of the Civil Code of the Federal District in local matters, and applicable to the entire Republic in federal matters.---". Certified copy of aforementioned power of attorney is annexed hereto. Having proven the legal existence of his principal and the authority whereby he attends the execution of this act, the attorney in fact declares under affirmation that his principal enjoys the necessary authority to execute this Agreement, and that to date, the authority whereby he appears has not been revoked, modified or extinguished in any manner whatsoever.

c) That by request from his principal a topographic survey was drawn up following the technical guidelines required by the National Agrarian Registry in respect to the area mentioned in representation I (ONE), paragraph c, survey that both parties totally agree to, as it was performed before all the members of the Ejido without any objection by any of the Ejido members, the members of the Ejido Commissariat or the Auditing Committee, and therefore, the survey was performed without any inconvenience;, copy of aforementioned drawing is attached to this Agreement, in virtue that the area consigned therein is the same as the area granted under lease, area where an Italian Lime orchard is planted.

d) That his principal acknowledges to have been informed of the procedures for contributing land of common use referred to in paragraph c) of representation one, and agrees to automatically rescind this Agreement the moment when such contribution has been legally formalized.

e) Both parties declare that this Agreement is executed in order that they may mutually grant each other legal security until the contribution of land of the Ejido to the Company has been formalized as provided for in the Agrarian Law, and are interested in continuing with those procedures until their completion. Having put forth the above, the PARTIES grant the following:

                                     CLAUSES

FIRST.- Ejido "LAGUNA DEL MANTE", Municipio de Ciudad Valles, San Luis Potosi, through DELFINO CEDILLO RUIZ, J. SANTOS GOMEZ HERNANDEZ, ADRIAN CASTILLO VILLALON, AURELIO GONZALEZ MARTINEZ, EVARISTO GARCES MARTINEZ and JUAN HERNANDEZ GARCIA, Chairman, Secretary and Treasurer of the Ejido Commissariat, and Chairman and Secretaries of the Surveillance Council, through this Agreement and according to the provisions of Item VII of Constitutional Article 27 and Article 45 (forty-five) of the Agrarian Law in effect, grants under LEASE to "GRUPO INDUSTRIAL SANTA ENGRACIA", S.A. DE C.V., represented by the Chairman of its Board of Directors, JOSE MARIA MARTINEZ BROHEZ, the area comprised of 2,100-54-55.78 (TWO THOUSAND ONE HUNDRED HECTARES, FIFTY-FOUR ARES, FIFTY-FIVE POINT SEVENTY-EIGHT CENTIARES) marked in the drawings attached hereto as a certified copy, throughout the duration of the Agreement being executed.

SECOND.- The contracting parties manifest that this Agreement will have duration of 30 (THIRTY) extendable years, or until the date when contribution of the area subject matter of this Agreement granted by the lessor to the lessee has been duly entered in the National Agrarian Registry. Such term shall be as of January 1998.

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THIRD.- The parties record evidence of their joint consent that the price of this LEASE Agreement, throughout its duration, is P$9,000.00 (NINE THOUSAND PESOS 00/100 MEXICAN CURRENCY) per hectare, totaling P$18,904,998.00 (EIGHTEEN MILLION NINE HUNDRED FOUR THOUSAND NINE HUNDRED NINETY-EIGHT PESOS 00/100 MEXICAN CURRENCY), amount which the legal representatives of the LESSOR manifest they received prior to this act in the year nineteen hundred ninety-eight, and hereby issue most efficient receipt thereof according to the law. Both parties agree that once contribution of common-use land is made, the agreement which they execute separately in respect to participation of shares of the Ejido will be in effect.

FOURTH.- Both parties agree that maintenance expenses of the property subject matter of this Agreement shall be for the account of the LESSEE, including such obligations derived from its exploitation.

FIFTH.- Inasmuch as exploitation of the real property subject matter of this Agreement is the responsibility of the LESSEE, LESSOR binds itself to not intervene in respect to how the LESSEE exploits it, as long as it does not engage in any activity sanctioned by the Law or that affects the rights of the Ejido members in particular, or of the Ejido in general.

SIXTH.- Both parties agree that if LESSEE wishes, it may sublease and convey the USUFRUCT granted of the subject matter real property to the individual(s) or corporation(s) of its choice, provided it complies with all provisions of this instrument, for its own strict responsibility, and at the due moment must return the land in perfect condition.

SEVENTH.- LESSOR binds itself to carry out all such natural or legal acts required for LESSEE to peacefully possess the area hereby leased, except for labor problems or because of nonperformance of mercantile or civil acts or agreements executed by LESSEE with third parties.

EIGHTH.- LESSEE binds itself to comply with the Environmental Impact Opinion issued by the Ministry of the Environment and Natural Resources on October 8, 2001 (certified copy thereof is attached hereto) concerning preservation and conservation of the ecological environment, particularly water in the "La Lajilla" dam.

NINETH.- Both parties agree to observe the agreements which they have previous executed for the Ejido members to have an easement to their parcels located inside the polygons that form that area matter of this Agreement, and LESSEE shall have the right of way to reach those polygons where it develops its production project. The parties also determine that the area matter of this Agreement is entitled to irrigation from the "La Lajilla" dam, according to concession granted by the above-mentioned competent authority.

TENTH.- For construction of this Agreement the Parties bind themselves to the competent courts of Ciudad Valles, San Luis Potosi, or those that may correspond by reason of jurisdiction, whatever their location.

ELEVENTH.- Both parties record evidence in this Agreement that there does not exist nor do they recognize any error, deceit, injury violence, intimidation, or any fault in consent that may cause its nullity, and therefore declare valid all and each part of this instrument.

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Having read this AGREEMENT and having been well informed of its content, value and legal force, the intervening parties signed it before the witnesses, MANUEL
G. MARTINEZ ARTEAGA and ABEL SERNA DIAZ, Mexican citizens, of age, married, both residents of Victoria, Tamaulipas, who are in transit through this location, and are qualified to testify in such acts.

LESSOR

EJIDO "LAGUNA DE MANTE" MUNICIPLIO VALLES, S.L.P.

EJIDO COMMISSARIAT

CHAIRMAN
__________________
DELFINO CEDILLO RUIZ                                  J. SANTOS GOMEZ HERNANDEZ-

TREASURER
______________________
ADRIAN CASTILLO VILLALON

AUDITING COMMITTEE
CHAIRMAN
_____________________                             _____________________________
AURELIO GONZALEZ MARTINEZ EVARISTO GARCES MARTINEZ

SECRETARY
___________________
JUAN HERNANDEZ GARCIA

LESSEE
________________________
JOSE MARIA MARTINEZ BROHEZ
GENERAL ATTORNEY IN FACT
"GRUPO INDUSTRIAL SANTA ENGRACIA", S.A. DE C.V.

WITNESSES
_______________________       _______________
MANUAL G. MARTINEZ ARTEAGA    ABEL SERNA DIAZ

All pages of this document carry a rubber stamp with the Coat of Arms of Mexico and the legend: Guillermo Gonzalez R. Notary Public No. 3, State of San Luis Potosi, Ciudad Valles, S.L.P.

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I, GUILLERMO GONZALEZ MEZA, NOTARY PUBLIC NUMBER THREE IN EXERCISE IN THIS
JUDICIAL DISTRICT:

CERTIFY: That before me appeared DELFINO CEDILLO RUIZ, a born Mexican citizen, born December twenty-fourth nineteen hundred fifty-seven, married, a Farmer, a native of this Ciudad Valles, San Luis Potosi, whose address is known, in Ejido Laguna del Mante, Municipio de Valles, San Luis Potosi; J. SANTOS GOMEZ HERNANDEZ, a born Mexican citizen, born on December eleventh nineteen hundred sixty-four, married, a Farmer, a native of Rio Verde, San Luis Potosi, whose address is Calle Justo Sierra sin numero, Ejido Laguna del Mante, Municipio de Valles, San Luis Potosi; ADRIAN CASTILLO VILLALON, a born Mexican citizen, born March fourth nineteen hundred fifty, married, a Farmer, a native of Tamasopo, San Luis Potosi, whose domicile is know, in Ejido Laguna del Mante, Municipio de Valles, San Luis Potosi; AURELIO GONZALEZ MARTINEZ, a born Mexican citizen, born December second nineteen hundred sixty-eight, married, a Farmer, a native of Cuatlamayan, Municipio de Tancanhuitz de Santos, San Luis Potosi, whose domicile is known in Ejido Laguna del Mante, Municipio de Valles, San Luis Potosi; JUAN HERNANDEZ GARCIA, a born Mexican citizen, born January twenty-seventh nineteen hundred sixty-four, married, a Farmer, a native of San Martin Chalchicuauhtla, San Luis Potosi, whose address is known, in Ejido Laguna del Mante, Municipio de Valles, San Luis Potosi; JOSE MARIA MARTINEZ BROHEZ, as Chairman of the Board of Directors of the GRUPO INDUSTRIAL SANTA ENGRACIA, S.A. DE C.V., a born Mexican citizen, born one June eighth nineteen hundred forty-two, married, a Professional, a native and resident of Ciudad Victoria, Tamaulipas, whose domicile is Calle Sabino number one thousand four hundred three, Fraccionamiento Residencial Campestre, he proves his legal capacity with Notarial Copy of Public Deed number four thousand one hundred forty of volume one hundred one dated August first of two thousand one, granted and attested before Guadalupe Soledad Alvarez Berlanga, Notary ascribed to Notary Public Office number two hundred twenty, in exercise in Ciudad Victoria, Tamaulipas, and entered in the Public Registry of Property and Commerce of Ciudad Victoria in the Commerce Section as number two hundred eighty-seven of volume four dash zero zero six, Book One, dated August twenty-second of two thousand one, whereby GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, ACTS OF ADMINISTRATION AND OWNERSHIP was granted to him; as well as the witnesses, MANUEL G. MARTINEZ ARTEAGA, a born Mexican citizen, born on December twenty-eighth nineteen hundred forty-three, married, a professional, a native and resident of Ciudad Victoria, Tamaulipas, whose domicile is Calle Aldama number six hundred forty-nine, Colonia Morelos; and ABEL SERNA DIAZ, a born Mexican citizen, born July thirtieth nineteen hundred fifty-one, married, an Employee, a native of Llera, Tamaulipas, and resident of Ciudad Victoria, Tamaulipas, whose domicile is Calle Conrado Castillo number three hundred fifty-one, Colonia Pedro Jose Mendez; they respectively identify themselves with voting card CDRZDL five seven one two two four two four H two zero zero, GMHRJX six four one two one one two four H three zero zero, CSVLAD five zero zero three zero four two four H nine zero zero, GNMRAR six eight one two zero two two four H eight zero zero, GRMREV five, zero zero one two six two four H five zero zero, HRGRJN six four zero one two seven two four H three zero zero, MRBRJS four two zero six zero eight two eight H four zero zero, MRARMN four one one two two eight two eight H nine zero zero and SRDZAB five one zero seven three zero two eight H four zero zero, issued by the Federal Electoral Department; the undersigned Notary proceeded to read the content of this Lease Agreement of Common Use Land of Ejido Laguna del Mante, dated December sixth of the year two thousand one to the grantors and having explained to them its legal consequences, they ratified all and each part of it, and signed it before me, in virtue whereof I stamp and sign this certification in the City of Valles, State of San Luis Potosi, on the seventeenth day of December of the year two thousand one.- Record number TWENTY-EIGHT THOUSAND EIGHT HUNDRED SEVENTY-FIVE OF VOLUME EIGHT HUNDRED EIGHT of this same date was drawn up, and copy of such document is added to the appendix of my protocol as number TWO THOUSAND THREE HUNDRED FIFTY-SIX.

I ATTEST.

_____________________
GUILLERMO GONZALEZ MEZA